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                                                  Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-08965, No. 333-08957, No. 333-08947, No. 33-
46065, No. 33-46067, No. 33-80282 and No. 33-62480 on Forms S-8
and No. 33-78018 on Form S-3 of Viewlogic Systems, Inc. of our reports dated January 29, 1997 (February 19, 1997 as to the second paragraph of Note 3), appearing in this Annual Report on Form 10-K of Viewlogic Systems, Inc. for the year ended December 31, 1996.


/s/  Deloitte & Touche LLP

Boston, Massachusetts
March 28, 1997

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